                                                                    Exhibit k.10

                       FIRST AMENDMENT TO CREDIT AGREEMENT

     This First  Amendment to Credit  Agreement (the  "Amendment") is made as of
May __, 2007,  by and among  TORTOISE  ENERGY  CAPITAL  CORPORATION,  a Maryland corporation (the "Borrower"); U.S. BANK NATIONAL ASSOCIATION, a national banking association,  FIFTH THIRD BANK, a Michigan banking corporation, THE BANK OF NOVA
SCOTIA, and COMERICA BANK (each a "Bank" and, collectively,  the "Banks");  U.S.
BANK NATIONAL  ASSOCIATION,  a national banking  association,  as the lender for
Swingline Loans (in such capacity,  the "Swingline Lender");  U.S. BANK NATIONAL
ASSOCIATION,  a national banking  association,  as agent for the Banks hereunder
(in  such  capacity,  the  "Agent");  and as lead  arranger  hereunder  (in such capacity,  the "Lead Arranger").  Capitalized terms used and not defined in this
Amendment  have the meanings given to them in the Credit  Agreement  referred to below.

                             Preliminary Statements

     (a) The Banks and the Borrower are parties to a Credit  Agreement  dated as of March 22, 2007 (the "Credit Agreement").

     (b) Subject to the terms, conditions and agreements as set forth below, the
Borrower and the Banks wish to amend the Credit Agreement.

     NOW,  THEREFORE,  for good and  valuable  consideration,  the  receipt  and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Modification  to Section 1.1  Definitions.  Section 1.1 is modified as follows:

     A. The  definition  of  "Revolving  Credit Loan  Commitment"  as set out in
     Section 1.1 of the Credit  Agreement is hereby  deleted in its entirety and is replaced with the following:

          "Revolving  Credit  Loan  Commitment"  means,  as to  each  Bank,  its obligation  to make  Revolving  Credit Loans under Section 2.2 hereof in an aggregate principal amount at any time outstanding not to exceed the amount set forth  opposite  such Bank's name on Exhibit A hereto  under the column entitled  "Revolving Credit Loan Commitment  Amount," or as such amount may be modified by any assignment made pursuant to this Agreement.

     B. The following defined term is hereby added to Section 1.1:

          "Assignment and Assumption" means an assignment and assumption entered into by a Bank and  another  Person  (with the  consent of any party  whose consent is required pursuant to Section 9.4), and accepted by the Agent, in substantially  the form of  Exhibit F or any  other  form  approved  by the
     Agent.

     2.  Modification to Section 9.4. Section 9.4 is deleted in its entirety and hereby replaced with the following:

          9.4 Entire Agreement; Modification of Agreement; Sale of Interest.

               (a)  Entire  Agreement.  This  Agreement  and  the  other  Credit
          Documents,  together  with  all  other  instruments,   agreements  and
          certificates  executed by the parties in connection  therewith or with reference  thereto,  embodies the entire agreement between the parties hereto and  thereto  with  respect to the  subject  matter  hereof and thereof and

          First  Amendment  to Credit  Agreement - Page 4  supersedes  all prior
          agreements,   understandings  and  inducements,   whether  express  or
          implied, oral or written.

               (b) Modifications. This Agreement may not be modified, altered or amended,  except by an agreement in writing signed by the Borrower and the Required Banks,  and any provisions of this Agreement or the other
          Credit  Documents  may be  waived  by the  Required  Banks;  provided, however, that,  notwithstanding the foregoing,  no amendment or waiver shall be effective, without first obtaining the written consent of all
          Banks, that (a) extends the due date of any principal, interest or fee payment in respect of the Loans; (b) changes the amount or duration of any Bank's Commitment; (c) releases the Borrower, in whole or in part, from any obligation under the Credit Documents to pay any principal or interest  under the Loans;  (d)  reduces  the rate of interest or fees provided hereunder;  or (e) changes the definition of "Required Banks"
          or amends the terms of this  Section  9.4, or that  otherwise  has the effect of impairing any of the consent requirements  contained in this
          Section 9.4 or in any other  provision of this  Agreement or the other
          Credit  Documents  where the consent of all the Banks or the  Required
          Banks is required in connection with any matter.

               (c)  Assignment  by  Borrower.  The  Borrower may not directly or indirectly  sell,  assign or transfer  any interest in or rights under this Agreement or any of the other Credit Documents.

               (d) Assignment by Banks.

                    (i) Any  Bank  may  assign  all or any  part of such  Bank's rights or obligations under this Agreement  (including all or any part of its Commitment or the Loans owing to it, the Notes or any of the other  Credit  Documents);  provided,  however,  that each assignment shall be subject to the following conditions:  (1) the amount of the  Commitment  being  assigned  shall  equal at least
               $5,000,000,  (2)  each  partial  assignment  shall  be made as an assignment of a  proportionate  part of all the assigning  Bank's rights and  obligations,  (3) the assignor and the assignee  Bank shall  execute  and  deliver  to  the  Agent  an  Assignment  and
               Assumption, and (4) the assignor Bank shall pay to the Agent, for its own account and not for the pro-rata benefit of the Banks, an assignment fee of $3,500;  provided  further,  unless an Event of
               Default is then in effect or the  Termination  Date has occurred, the Banks  shall  not have the right to make any such  assignment without  first  obtaining  the Agent's and the  Borrower's  prior written consent (which consent shall not be unreasonably withheld or delayed).  Notwithstanding anything herein to the contrary, no consent  shall be required in connection  with any  assignment to another  Bank or an  affiliate  of a Bank.  For  purposes of this
               Section  9.4,  an  affiliate  of a Bank  means  any  Person  that directly, or indirectly through intermediaries, is controlled by, controls or is under common  control with such Bank; for purposes
               of  Section  9.4,  "control"  means  the  ability,   directly  or
               indirectly,  to affect the  management or policies of a Person by virtue of an  ownership  interest,  by right of  contract  or any other means.

                    (ii) Upon any  assignment,  as described  in  paragraph  (i)
               above,  (1) the assignee Bank thereunder shall be a party to this
               Agreement  and,  to the extent of the  interest  assigned by such
               Assignment and  Assumption,  have the rights and obligations of a
               Bank under this Agreement,  and (2) the assigning Bank thereunder shall, to the extent of the interest  assigned by such Assignment and  Assumption,  be  released  from its  obligations  under this
               Agreement  (and,  in the  case of an  Assignment  and  Assumption covering all of the assigning Bank's rights and obligations under this  Agreement,  such

                  First Amendment to Credit Agreement - Page 2

               Bank shall cease to be a party  hereto) but shall  continue to be entitled  to the  benefits  of Sections  3.15,  9.2 and 9.3.  Any assignment  or  transfer  by a Bank of its rights or  obligations under this  Agreement  that does not comply with this  subsection shall be treated for purposes of this Agreement as a sale by such
               Bank  of a  participation  in  such  rights  and  obligations  in accordance with subsection (e) of this Section 9.4.

                    (iii) The Agent  shall  maintain  at one of its  offices  in
               Minneapolis,  Minnesota, a copy of each Assignment and Assumption delivered to it and a register for the  recordation  of the names and addresses of the Banks, and the Commitments of, and principal amounts of the Loans  owing to,  each Bank  pursuant to the terms hereof  from time to time (the  "Register").  The  entries in the
               Register  shall be conclusive  and the Borrower  shall treat each person  whose name is  recorded in the  Register  pursuant to the terms  hereof  as a Bank  hereunder  for  all  purposes  of  this
               Agreement  absent any manifest error,  notwithstanding  notice to the contrary.  The Register  shall be available for inspection by the Borrower,  the Agent,  the Swingline  Lender and any Bank, at
               any reasonable time and from time to time upon reasonable notice.

                    (e)  Participations.  The Borrower expressly  recognizes and agrees  that the Banks  may  sell,  without  the  consent  of the
               Borrower, to other financial  institutions  participations in the
               Loans  and  other  credit  extensions  incurred  by the  Borrower pursuant hereto;  provided,  however,  that no Bank shall sell or otherwise transfer any participation interest in any Loans or any other  rights or interests  under any of the Credit  Documents to any other Person (other than one or more  affiliates of a Bank or another Bank) without first  obtaining the prior written  consent of the Agent (which consent shall not be unreasonably withheld or delayed); provided further, (i) no such sale or transfer (even if to an  affiliate  of a Bank or  other  Bank)  shall  relieve  the selling Bank from any of its obligations under this Agreement and the other Credit Documents,  and (ii) the Borrower shall continue to deal solely and directly  with the selling Bank in  connection with such Bank's rights and obligations under this Agreement.

                    (f)  Certain  Pledges.  Any Bank may at any time  pledge  or assign a security  interest  in all or any  portion of its rights
               under  this  Agreement  to  secure   obligations  of  such  Bank,
               including  any pledge or assignment  to secure  obligations  to a
               Federal  Reserve Bank  organized  under  Section 4 of the Federal
               Reserve  Act, 12 U.S.C.  Section  341, and this Section 9.4 shall not  apply to any such  pledge or grant of a  security  interest;
               provided,  however,  that  no such  pledge  or  assignment  shall release  such  Bank  from  any of its  obligations  hereunder  or substitute  any such pledgee or assignee for such Bank as a party hereto.

     3. Addition of Exhibit F. The Credit Agreement is modified to add Exhibit F
- Form of  Assignment  and  Assumption,  which is attached to this  Amendment as
Exhibit F.

     4.  Modification  to Section 6.1.  Section  6.1(m) is hereby deleted in its entirety and replaced with the following:

     (m) Credit Rating.  The Borrower shall maintain a minimum  unsecured credit rating,  with  respect to the  Senior  Notes,  of (i) "A-2" by Moody's  Investor
Service, Inc. and (ii) "A" by Fitch, Inc.

     5.   Reaffirmation  of  Credit  Documents.   The  Borrower   reaffirms  its
obligations under the Credit Agreement,  as amended hereby, and the other Credit
Documents  to  which it is a party or by  which  it is  bound,  and  represents, warrants and covenants to the Agent and the Banks,  as a material  inducement

                  First Amendment to Credit Agreement - Page 3

to the Agent and each Bank to enter into this  Amendment,  that (a) the Borrower has no and in any event  waives  any,  defense,  claim or right of  setoff  with respect to its  obligations  under,  or in any other way relating to, the Credit
Agreement,  as amended hereby,  or any of the other Credit Documents to which it is a party,  or the Agent's or any Bank's actions or inactions in respect of any of the  foregoing,  and (b) all  representations  and  warranties  made by or on behalf of the Borrower in the Credit  Agreement  and the other Credit  Documents are true and complete on the date hereof as if made on the date hereof.

     6.  Conditions  Precedent to  Amendment.  Except to the extent  waived in a writing  signed by the Agent and  delivered to the  Borrower,  the Agent and the
Banks  shall have no duties  under  this  Amendment  until the Agent  shall have received  fully executed  originals of each of the  following,  each in form and substance satisfactory to the Agent:

          (a) Amendment. This Amendment;

          (b) Good Standing Certificates. Certificates of good standing, each of recent date,  from the  Secretary of State of Maryland and the Secretary of
     State of Kansas, certifying the good standing and authority of the Borrower in such states as of such dates; and

          (c) Other Documents.  Such other documents as the Agent may reasonably request  to further  implement  the  provisions  of this  Amendment  or the transactions contemplated hereby.

     7. No Other Amendments; No Waiver of Default. Except as amended hereby, the
Credit  Agreement and the other Credit  Documents shall remain in full force and effect and be binding on the parties in accordance with their respective  terms.
By  entering  into this  Amendment,  the Agent and the Banks are not waiving any
Default or Event of Default which may exist on the date hereof.

     8.  Counterparts;   Fax  Signatures.   This  Amendment  and  any  documents
contemplated hereby may be executed in one or more counterparts and by different
parties  thereto,  all  of  which  counterparts,   when  taken  together,  shall
constitute  but one  agreement.  This  Amendment and any documents  contemplated
hereby  may  be  executed  and  delivered  by  facsimile  or  other   electronic
transmission  and any such execution or delivery shall be fully  effective as if executed and delivered in person.

     9.  Governing  Law. This  Amendment  shall be governed by the same law that governs the Credit Agreement.

                           [signature pages to follow]

                  First Amendment to Credit Agreement - Page 4

     IN WITNESS WHEREOF,  the parties have entered into this Amendment as of the date first above written.

                                       TORTOISE ENERGY CAPITAL CORPORATION,
                                       the Borrower

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       U.S. BANK NATIONAL ASSOCIATION, as Agent
                                       and as a Bank

                                       By:
                                          --------------------------------------
                                          Name: Colleen S. Hayes
                                          Title: Assistant Vice President

                                       FIFTH THIRD BANK,
                                       a Bank

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       THE BANK OF NOVA SCOTIA,
                                       a Bank

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

              First Amendment to Credit Agreement - Signature Page

                                       COMERICA BANK,
                                       a Bank

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

              First Amendment to Credit Agreement - Signature Page

                                    EXHIBIT F

                       [Form of Assignment and Assumption]

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     Reference  is made to the  Credit  Agreement,  dated as of March 22,  2007, among Tortoise Energy Capital Corporation;  U.S. Bank National  Association,  as
Agent, Lead Arranger,  Swingline Lender and a Bank; Fifth Third Bank, as a Bank;
The Bank of Nova Scotia,  as a Bank;  Comerica  Bank,  as a Bank;  and the other
Banks  party  thereto,  as amended or  otherwise  modified  from time to time in accordance with its terms (the "Credit  Agreement").  Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement.

     _______________________   (the  "Assignor")  and  ___________________  (the
"Assignee") hereby agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee  without  recourse and  without  representation  or  warranty  (other  than as  expressly  provided herein),  and the Assignee hereby purchases and assumes from the Assignor,  that interest in and to all of the Assignor's rights and obligations under the Credit
Agreement  as of the date  hereof  which  represents  the  percentage  interests specified  in Item 1 of  Annex I hereto  (the  "Assigned  Share")  of all of the outstanding  rights and obligations  under the Credit Agreement  relating to the facilities listed in Item 1 of Annex I hereto,  including,  without  limitation, all rights and  obligations  with respect to the Assigned Share of the Revolving
Credit Loans. After giving effect to such sale and assignment, the amount of the
Assignee's Revolving Credit Loan Commitment will be as set forth in Item 1(a) of
Annex I hereto.

     2. The  Assignor  (a)  represents  and  warrants  that it is the  legal and beneficial  owner of the interest  being  assigned by it hereunder and that such interest  is free  and  clear  of any  lien  or  adverse  claim;  (b)  makes  no representation  or warranty  and assumes no  responsibility  with respect to any statements,  warranties or  representations  made in or in  connection  with the
Credit  Agreement or the other  Credit  Documents  or the  execution,  legality, validity,  enforceability,  genuineness,  sufficiency  or  value  of the  Credit
Agreement or the other  Credit  Documents  or any other  instrument  or document furnished  pursuant  thereto;  and (c) makes no  representation  or warranty and assumes  no  responsibility  with  respect  to the  financial  condition  of the
Borrower or the  performance  or observance by the Borrower of any of Borrower's obligations under the Credit Agreement or the other Credit Documents to which it is a party or any other instrument or document furnished pursuant thereto.

     3. The  Assignee  (a)  confirms  that it has  received a copy of the Credit
Agreement and the other Credit Documents,  together with copies of the financial statements  referred to therein and such other  documents and  information as it has deemed  appropriate  to make its own credit  analysis  and decision to enter into  this  Assignment  and  Assumption  Agreement;  (b)  agrees  that it  will, independently  and  without  reliance  upon the Agent,  the Lead  Arranger,  the
Swingline  Lender,  the Assignor or any other Bank,  and based on such documents and information as it shall deem  appropriate at the time,  continue to make its own credit decisions in taking or not taking action under the Credit  Agreement;
(c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise  such powers  under the Credit  Agreement  and the other  Credit
Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance  with the terms all of the  obligations  which by the terms of the
Credit Agreement are required to be performed by it as a Bank.

                First Amendment to Credit Agreement - Exhibit F

     4. Following the execution of this  Assignment and Assumption  Agreement by the Assignor and the Assignee,  an executed  original hereof  (together with all attachments)  will  be  delivered  to the  Agent.  The  effective  date  of this
Assignment and Assumption Agreement shall be the date of execution hereof by the
Assignor and the Assignee and receipt by the Agent of the $3,500  assignment fee referred to in Section  9.4(d) of the Credit  Agreement,  or such later date, if any, which may be specified in Item 2 of Annex I hereto (the "Settlement Date").

     5. Upon the delivery of a fully executed  original  hereof to the Agent, as of the  Settlement  Date,  (a)  the  Assignee  shall  be a party  to the  Credit
Agreement  and,  to the  extent  provided  in  this  Assignment  and  Assumption
Agreement,  have the rights and  obligations of a Bank  thereunder and under the other Credit Documents,  including,  without limitation,  the obligation to make
Revolving  Credit Loans,  (b) the Assignor shall, to the extent provided in this
Assignment and Assumption Agreement,  relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit  Documents,  and
(c) the Agent  shall  maintain  at one of the  Agent's  offices in  Minneapolis,
Minnesota  a copy  of  each  Assignment  and  Assumption  delivered  to it and a register for the  recordation  of the names and each Bank  pursuant to the terms hereof from time to time (the "Register"), and the entries in the Register shall be conclusive  absent manifest error, and the Borrower,  the Agent and the Banks shall treat each Person whose name is recorded on the  Register  pursuant to the terms of the Credit Agreement as a Bank under the Credit Agreement.

     6. It is agreed that the Assignee  shall be entitled to all interest on the
Assigned  Share of the  Revolving  Credit Loans.  It is further  agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the  Settlement  Date will be paid  directly by the Agent to the Assignee.
Upon the  Settlement  Date,  the  Assignee  shall pay to the  Assignor an amount specified by the Assignor in writing which  represents the Assigned Share of the principal  amount of the  Loans  made by the  Assignor  pursuant  to the  Credit
Agreement  which  are  outstanding  on the  Settlement  Date and which are being assigned  hereunder.  The Assignor and the Assignee  shall make all  appropriate adjustments, if any, in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

     7. This  Assignment  and  Assumption  Agreement  shall be governed  by, and construed  in  accordance  with the laws of the same law that governs the Credit
Agreement.

                           [signature page to follow]

                First Amendment to Credit Agreement - Exhibit F

     IN WITNESS  WHEREOF,  the parties hereto have caused their duly  authorized officers to execute and deliver this Assignment and Assumption Agreement,  as of the date first above written.

                                       [NAME OF ASSIGNOR]
                                       as Assignor

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       [NAME OF ASSIGNEE]
                                       as Assignee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                First Amendment to Credit Agreement - Exhibit F

                      Consent to Assignment and Assumption

     Pursuant to Section 9.4 of the Credit  Agreement,  the undersigned,  as the
Borrower  and the Agent  under  the  Credit  Agreement,  hereby  consent  to the
Assignment  and  Assumption  referred  to above  and the  other  agreements  and provisions set forth above (the  "Consent").  The  undersigned  further agree to execute and deliver  such  documents  and take such other  action as Assignor or
Assignee  may  reasonably  request  from time to time to  further  evidence  the foregoing  Assignment  and  Assumption  and  other  agreements  and  provisions.
Further,  as a material  inducement to Assignor to transfer,  and to Assignee to acquire,  such right,  title and interest in the Loans and other  extensions  of credit,  as provided in the above  Assignment and Assumption and as evidenced by the Credit  Agreement  and the other Credit  Documents  referred to therein (all such  documents  being  collectively  referred  to  herein  as the  "Transaction
Documents"),  the Borrower represents and warrants to Assignor and Assignee that there is no Event of  Default  then in effect and the  Termination  Date has not occurred.  Capitalized  terms  used and not  defined  in this  Consent  have the meanings given to such terms in the  Assignment  and Assumption  above or in the
Credit Agreement, as the case may be. This Consent shall be governed by the same law that governs the Credit Agreement.  This Consent may be validly executed and delivered by fax or other electronic  transmission and in multiple  counterparts by different parties hereto.

                                       TORTOISE ENERGY CAPITAL CORPORATION,
                                       the Borrower

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       [NAME OF AGENT],
                                       as Agent

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                First Amendment to Credit Agreement - Exhibit F

                 Annex I to Assignment and Assumption Agreement

     1.   Amounts:

          Revolving Credit Loan Commitment Amount

          (a)      Amount of Assigned Share(1)                 $_____________

          (b)      Aggregate Amount for all Banks              $_____________

          (c)      Assignee's Assigned Share Percentage(2)     $_____________

     2.   Settlement Date:                                 ____________, 20__

--------
(1) Must be at least $5,000,000.
(2) Line 1(a) divided by line 1(b); round to 12 decimal places

                First Amendment to Credit Agreement - Exhibit F